SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2017
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CAPITAL PROPERTIES, INC.
(Exact name of registrant as specified in its charter)
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Rhode Island
(State or other jurisdiction of incorporation)

001-08499	05-0386287
(Commission File Number)	(IRS Employer Identification Number)

5 Steeple Street, Unit 303
Providence, R.I. 02903
(Address of principal executive offices)

(401) 435-7171
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
     CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
     CFR 240.13e-4(c))

Item 5.02    Departure, Appointment of Certain Officers
On October 25, 2017 Barbara J. Dreyer, the Company’s Treasurer and Chief Financial Officer, announced her retirement effective December 31, 2017. On the same date the Board of Directors granted Ms. Dreyer a supplemental retirement benefit of $200,000. Also, the Board of Directors elected the Company’s Controller, Susan R. Johnson, as Treasurer and Chief Financial Officer effective on Ms. Dreyer’s retirement. Other than normal yearly salary adjustments, there will be no change in Ms. Johnson’s salary and benefits.

Item 5.03    Amendment to By-laws.
On October 25, 2017 the Board of Directors amended the By-laws of the Company to authorize the Chairman of the Board of Directors to call special meetings of the Stockholders as well as special meetings of the Board of Directors and to sign stock certificates. In addition, the revisions require the election of a Chairman of the Board of Directors, eliminate the office Vice-President and the requirement that the President be a director.

Item 8.01    Other Events.
On October 25, 2017 the Board of Directors voted to re-institute a regular quarterly dividend of $.07 per share for shareholders of record on December 15, 2017, payable on January 3, 2018.

Item 9.01    Financial Statements and Exhibits
b. Exhibits
3.2   By-laws as amended on October 25, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL PROPERTIES, INC.

Date: October 25, 2017	By:	/s/ Stephen J. Carlotti
Stephen J. Carlotti
Secretary